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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of LIN Media LLC of our report dated April 23, 2012 relating to the financial statements of New Vision Television, LLC, which appears in LIN TV Corp.'s Current Report on Form 8-K dated October 17, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 8, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS